SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007 (December 18, 2007)

Strategic Hotels & Resorts, Inc.
(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606-3415
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 658-5000

       Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On December 18, 2007, Strategic Hotels & Resorts, Inc. (the “Company”) approved the designation of Stephen Briggs as the Company’s principal accounting officer, effective as of January 1, 2008. Mr. Briggs, age 49, serves as Vice President, Controller of the Company and has held that position since June 18, 2007.  Previously, Mr. Briggs was employed by Equity Office Properties, where from 2004-2006 he served as Senior Vice President-Asset Strategy/Strategic Planning and from 2000-2004 he served as Chief Accounting Officer.

Mr. Briggs is compensated on the basis of a base salary of $220,000 and is eligible for annual discretionary bonuses commensurate with his position.  He participates in the Company’s stock incentive plan and benefit plans at a level commensurate with his position.

Mr. Briggs’ predecessor as the Company’s principal accounting officer, Jayson Cyr, will serve in the newly-created position of Senior Vice President, Internal Audit, effective January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
Name: Paula C. Maggio
Title: Senior Vice President, Secretary and General Counsel

Date: December 19, 2007